U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 OF THE SECURITIES EXCHANGE ACT OF 1934


                  Date of Report: November 17, 2000



           BioDelivery Sciences International, Inc.
     (Exact Name of registrant as specified in its Charter)


         Indiana                     0-28931                35-2089858
(State of Incorporation)     Commission File No.        (IRS Employer
                                                   Identification No.)


111 Lock Street, Newark, NJ                                      07103
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number,(973)972-0234

                   MAS Acquisition XXIII Corp.
                      17 N. Governor Street
                       Evansville, IN 47711

             (Registrant's former name and address)


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Item 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Pursuant to Item 304 of Regulation S-B the registrants states:

(a) (1)	On November 17, 2000, the Registrant changed accountants from
Stark Tinter & Associates, LLC to Grant Thornton LLP.

(i) The Company decided not to reappoint Stark Tinter & Associates as its independent accountant;

53:    (ii)  The financial statements reported on by Stark Tinter were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and the interim period through November 17, 2000;

(iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

(iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period through November 17, 2000.

(B)	Not applicable;

(C)	Not applicable;

(D)	Not applicable; and

(E)	Not applicable.

(2)	On November 17, 2000, the Registrant engaged Grant Thornton Certified
Public Accountants, as its independent accountants.

(i) The Registrant did not consult with Grant Thornton Certified Public Accountants, its new independent accountants, regarding any matter prior to its engagement; and

(ii)  Not applicable.

(3) The Registrant has provided to Stark Tinter & Associates, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Stark Tinter & Associates, addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

(b)	Not applicable.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.

	Not Applicable

(b) Pro Forma financial information.

	Not Applicable

(c) Index to Exhibits.
Exhibit Number	Description
(16)		Letter from Stark Tinter pursuant to Item 304(a)(3)
                                                     of Regulation S-B

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                        BIODELIVERY SCIENCES INTERNATIONAL, INC.
Dated: November 17, 2000

		 /s/ Dr. Frank O'Donnell
	                              By: Frank O'Donnell
		 Title: President

Exhibit 16
Letter from Stark Tinter & Associates, LLC Item 304(a)



Stark Tinter & Associates, LLC
7535 East Hampden Ave. Suite 109
Denver, CO 80231

November 21, 2000

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: MAS Acquisition XXIII Corp.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated November 10, 2000; and

(2) We agree with the response.


Very Truly Yours,

/s/ Stark Tinter & Associates, LLC